Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

of

SAExploration Holdings, Inc.

(A Delaware Corporation)

i

ARTICLE I

DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1 “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.2 “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.3 “Blue Mountain Director” means the Director (if any) nominated by the Blue Mountain Stockholder pursuant to the proviso in Section 3.3(b).

1.4 “Blue Mountain Stockholder” means Blue Mountain Capital Management, LLC and its affiliates (which, for the avoidance of doubt, shall not include the Corporation and its other affiliates).

1.5 “Board” means the Board of Directors of the Corporation.

1.6 “By-laws” means the By-laws of the Corporation, as amended or amended and restated from time to time in accordance with the terms hereof.

1.7 “Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended or amended and restated from time to time in accordance with the terms thereof.

1.8 “Chairman” means the Chairman of the Board.

1.9 “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.10 “Chief Financial Officer” means the Chief Financial Officer of the Corporation.

1.11 “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

1.12 “Controller” means the Controller of the Corporation.

1.13 “Corporation” means SAExploration Holdings, Inc.

1.14 “DGCL” means the General Corporation Law of the State of Delaware, as amended.

1.15 “Directors” means the directors of the Corporation.

1.16 “Exchange Act” means the Exchange Act of 1934, as amended.

1.17 “law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

1.18 “Office of the Corporation” means the executive office of the Corporation or any other offices at any other place or places where the Corporation is qualified to do business, as the Board may establish.

1.19 “President” means the President of the Corporation.

1.20 “Principal Stockholder” means the Blue Mountain Stockholder or the Whitebox Stockholder.

1.21 “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

1.22 “Secretary” means the Secretary of the Corporation.

1.23 “Securities Act” means the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

1.24 “SEC” means the Securities Exchange Commission.

1.25 “Stockholder Associated Person” means with respect to any Stockholder, (i) any other beneficial owner of stock of the Corporation that are owned by such Stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Stockholder or such beneficial owner (which, for the avoidance of doubt, shall not include the Corporation or its other affiliates).

1.26 “Stockholders” means the stockholders of the Corporation.

1.27 “Treasurer” means the Treasurer of the Corporation.

1.28 “Vice President” means a Vice President of the Corporation.

1.29 “Whitebox Director” means the Director (if any) nominated by the Whitebox Stockholder pursuant to the proviso in Section 3.3(b).

1.30 “Whitebox Stockholder” means Whitebox Advisors LLC and its affiliates (which, for the avoidance of doubt, shall not include the Corporation and its other affiliates).

ARTICLE II

STOCKHOLDERS

2.1 Place of Meetings. Meetings of Stockholders may be held at such place or solely by means of remote communication or otherwise, as may be designated by the Board from time to time.

2.2 Annual Meeting; Stockholder Proposals.

(a) A meeting of Stockholders for the election of Directors and other business shall be held annually at such date and time as may be designated by the Board from time to time.

(b) At an annual meeting of the Stockholders, only business that has been properly brought before the Stockholder meeting in accordance with the procedures set forth in this Section 2.2 shall be conducted. To be properly brought before a meeting of Stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (A) was a Stockholder of record of the Corporation when the notice required by this Section 2.2 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice and other provisions of this Section 2.2. Subject to Section 2.2(i), and except with respect to nominations or elections of Directors, which are governed by Section 3.3, Section 2.2(b)(ii) is the exclusive means by which a Stockholder may bring business before a meeting of Stockholders. Any business brought before a meeting in accordance with Section 2.2(b)(ii) is referred to as “Stockholder Business”.

(c) Subject to Section 2.2(i), at any annual meeting of Stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for Stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary of the Corporation, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (i) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders or (ii) no annual meeting was held during the prior year, the notice by the Stockholder to be timely must be received (A) no earlier than 90 days before such annual meeting and (B) no later than the later of 60 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a Stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(d) The Notice of Business must set forth:

(i) the name and record address of each Stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii) the name and address of any Stockholder Associated Person;

(iii) as to each Proponent and any Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (B) the date such shares of stock were acquired, (C) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (F) any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (G) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that the Proponent or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 2.2(d)(i) to (iii) is referred to herein as “Stockholder Information”;

(iv) a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business,

(v) a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(vi) any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(vii) a representation as to whether the Proponent intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Shareholder Business or (B) otherwise to solicit proxies from stockholders in support of such Stockholder Business;

(viii) all other information that would be required to be filed with the Securities and Exchange Commission (“SEC”) if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”); and

(ix) a representation that the Proponents shall provide any other information reasonably requested by the Corporation.

(e) The Proponents shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(f) In addition, the Proponent shall affirm as true and correct the information provided to the Corporation in the Notice of Business or at the Corporation’s request pursuant to Section 2.2(e) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, (ii) the date that is ten calendar days before the date of the Corporation’s proxy statement released to Stockholders in connection with the previous year’s annual meeting and (iii) the date that is the later of ten business days before the meeting or any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary of the Corporation, by no later than (x) five business days after the applicable date specified in clause (i) or (ii) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (y) not later than seven business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(g) The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(h) If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of Stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(i) The notice requirements of this Section 2.2 shall be deemed satisfied with respect to Stockholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this Section 2.2 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

2.3 Special Meetings. Special meetings of Stockholders may be called at any time by a majority of the Board or by the Secretary at the request in writing of holders of at least a majority of the Corporation’s outstanding capital stock, which request shall state the purpose or purposes of the meeting. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

2.4 Record Date.

(a) For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 or less than ten days before the date of such meeting. For the purposes of determining the Stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than ten days after the date on which the record date was fixed by the Board. For the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days prior to such action.

(b) If no such record date is fixed:

(i) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii) The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board takes such prior action; and

(iii) When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

2.5 Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these By-laws or applicable law, notice of any meeting shall be given, not less than ten nor more than 60 days before the date of the meeting, to each Stockholder entitled to vote at such meeting as of the record date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to Stockholders, any notice to Stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than 30 days or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

2.6 Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-

laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

2.7 List of Stockholders. The Secretary shall prepare and make, at least ten days before every meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list may be examined by any Stockholder, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.

2.8 Quorum of Stockholders; Adjournment. Except as otherwise provided by these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders, shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, or the person presiding over the meeting may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.9 Voting; Proxies. At any meeting of Stockholders, all matters other than the election of directors, except as otherwise provided by the Certificate of Incorporation, these By-laws or any applicable law, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. If at any time the aggregate voting rights of shares of Common Stock held by an investment entity that is not a “United States person,” as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, and that is managed by the Blue Mountain Stockholder (a “Non-U.S. Blue Mountain Investment Fund”) exceeds 10% of the total number of votes applicable to all shares of Common Stock then, except in connection with the election of any Stockholder Nominee nominated by the Blue Mountain Stockholder, each share of Common Stock held by such Non-U.S. Blue Mountain Investment Fund shall confer only a fraction of a vote, which will equal the quotient of (i) the product of (A) the aggregate voting rights of all shares of Common Stock other than shares of Common Stock held by such Non-U.S. Blue Mountain Investment Fund, plus the aggregate voting rights of all shares of Common Stock held by such Non-U.S. Blue Mountain Investment Fund, after taking into account any reduction of any voting rights of such shares of Common Stock pursuant to this Section 2.9, and (B) 0.099, and (ii) number of shares of Common Stock held by such Non-U.S. Blue Mountain Investment Fund. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

2.10 Voting Procedures and Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may (and, to the extent required by applicable law, shall) appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may (and, to the extent required by applicable law, shall) appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

2.11 Conduct of Meetings; Adjournment. The Board may adopt such rules and procedures for the conduct of Stockholder meetings as it deems appropriate. At each meeting of Stockholders, the President or, in the absence of the President, the Chairman or, if the Chairman is absent, any officer of the Corporation designated by the Board (or in the absence of any such designation, the most senior Vice President present), shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of Stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting. The person presiding over any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

2.12 Written Consent of Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.12, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those Stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III

DIRECTORS

3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2 Number; Term of Office. The Board shall consist of not less than one (1) nor more than nine (9) members, the exact number thereof to be determined from time to time by the Board within the limits specified in this Section 3.2. Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal. Each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present; provided that if as of a date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section 3.2, a majority of the votes cast means that (a) the number of votes cast “for” a Director must exceed the number of votes cast “against” that Director and (b) abstentions and broker non-votes are not counted as votes cast. Pursuant to Section 3.5, any Director who is not so elected shall offer to tender his or her resignation to the Board. The Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

3.3 Nomination of Directors.

(a) Subject to Section 3.3(k), only persons who are nominated in accordance with the procedures set forth in this Section 3.3 are eligible for election as Directors.

(b) Subject to the rights of the Principal Stockholders pursuant to Section 5.3 of the Certificate of Incorporation, nominations of persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (A) was a Stockholder of record of the Corporation when the notice required by this Section 3.3 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) is entitled to vote for the election of Directors at the meeting and (C) complies with the notice and other provisions of this Section 3.3; provided, that so long as any Principal Stockholder holds at least ten percent (10%) of the Corporation’s outstanding capital stock, the Corporation and the Board shall (x) include one (1) person nominated by each such Principal Stockholder in the slate of nominees recommended by the Board for election at the annual meeting or any special meeting of Stockholders at which Directors are to be elected to the Board and (y) use reasonable best efforts (which shall, to the fullest extent permitted by law, include the inclusion in any proxy statement prepared, used or delivered or publicly filed by the Corporation to solicit the vote of the Stockholders in connection with any such meeting, of the recommendation of the of the Board that the Stockholders vote in favor of the slate of Directors including such nominees) to cause the Stockholders to elect such persons nominated by a Principal Stockholder. Subject to Section 3.3(k), Section 3.3(b)(ii) is the exclusive means by which a Stockholder may nominate a person for election to the Board. Persons nominated in accordance with Section 3.3(b)(ii) are referred to as “Stockholder Nominees”. A Stockholder nominating persons for election to the Board is referred to as the “Nominating Stockholder”.

(c) Subject to Section 3.3(k), all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the Secretary of the Corporation, by the following dates:

(i) in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of Stockholders, no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (A) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders or (B) no annual meeting was held during the prior year, the notice by the Stockholder to be timely must be received (1) no earlier than 90 days before such annual meeting and (2) no later than the later of 60 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure, and

(ii) in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of Stockholders, no earlier than 90 days before and no later than the later of 60 days before such special meeting and the tenth day after the day on which the notice of such special meeting was made by mail or Public Disclosure.

(d) Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of Stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the Secretary of the Corporation, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(e) In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(f) The Notice of Nomination shall set forth:

(i) the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person;

(ii) a representation that each Stockholder nominating a Stockholder Nominee is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(iii) all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Section 3.4;

(iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(v) a representation as to whether the Nominating Stockholders intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from stockholders in support of such nomination;

(vi) all other information that would be required to be filed with the SEC if the Nominating Stockholders and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(vii) a representation that the Nominating Stockholders shall provide any other information reasonably requested by the Corporation.

(g) The Nominating Stockholders shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(h) In addition, the Nominating Stockholder shall affirm as true and correct the information provided to the Corporation in the Notice of Nomination or at the Corporation’s request pursuant to Section 3.3(g) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, (ii) the date that is ten calendar days before the date of the Corporation’s proxy statement released to Stockholders in connection with the previous year’s annual meeting (in the case of an annual meeting) or 50 days before the date of the meeting (in the case of a special meeting) and (iii) the date that is ten business days before the date of the meeting or any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary of the Corporation, by no later than (1) five business days after the applicable date specified in clause (i) or (ii) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (2) not later than seven business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(i) The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in this Section 3.3, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(j) If the Stockholder (or a qualified representative of the Stockholder) does not appear at the applicable Stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.3, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(k) Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

3.4 Nominee Qualifications. To be eligible to be a nominee for election or reelection as a Director, the Stockholder Nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.3) to the Secretary at the Office of the Corporation (a) a completed and signed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), (b) information as necessary to permit the Board to determine if each Stockholder Nominee (i) is independent under applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Directors, (ii) qualifies as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (iii) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or (iv) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, (c) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a Director under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein and (iii) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to Directors and (d) such person’s written consent to being named as a Stockholder Nominee and to serving as a Director if elected.

3.5 Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. If a Director is not elected as provided in Section 3.2, the Director shall offer to tender his or her resignation to the Board. The Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Director who tenders his or her resignation will not participate in the Board’s decision.

3.6 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as may be determined from time to time by the Board or its Chairman.

3.7 Special Meetings. Special meetings of the Board may be held at such times and at such places as may be determined by the Chairman or the President on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.10 hereof other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of any two or more Directors.

3.8 Telephone Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by a Director in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

3.9 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.10 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.10 Notice Procedure. Subject to Sections 3.7 and 3.11 hereof, whenever notice is required to be given to any Director by applicable law, the Certificate of Incorporation or these By-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, telecopy or by other means of electronic transmission.

3.11 Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

3.12 Organization. At each meeting of the Board, the Chairman or, in his or her absence, another Director selected by the Board shall preside. The Secretary shall act as secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.13 Quorum of Directors. The presence of a majority of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

3.14 Action by Majority Vote. Except as otherwise expressly required by these By-laws or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.15 Action Without Meeting. Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

3.16 Removal of Directors by Stockholders. The entire Board or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of Directors; provided, that until the third annual meeting following the date hereof, each of the Whitebox Director and the Blue Mountain Director may only be removed from office by the Principal Stockholder who nominated such director, so long as such Principal Stockholder holds at least ten percent (10%) of the Corporation’s outstanding capital stock. In case the Board or any one or more Directors is so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.

ARTICLE IV

COMMITTEES OF THE BOARD

The Board may designate one or more committees in accordance with Section 141(c) of the DGCL, each committee to consist of two or more Directors, at least one of whom shall be the Whitebox Director and at least one of whom shall be the Blue Mountain Director (so long as the Whitebox Stockholder or the Blue Mountain Stockholder, respectively, holds at least ten percent (10%) of the Corporation’s outstanding capital stock) to the extent each such Director satisfies the qualifications required by applicable law and applicable rules of any stock exchange or securities market which the Corporation may be subject to. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to ARTICLE III.

ARTICLE V

OFFICERS

5.1 Positions; Election. The officers of the Corporation may consist of a Chairman, President, a Secretary, a Treasurer and any other officers as the Board may elect from time to time, who shall exercise such powers and perform such duties as shall be determined by the Board from time to time. Any number of offices may be held by the same person.

5.2 Term of Office. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation, disqualification or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The election or appointment of an officer shall not of itself create contract rights.

5.3 Chairman. The Chairman shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

5.4 Chief Executive Officer. Subject to the provisions of these By-laws and to the direction of the Board, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board.

5.5 President. At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to the restrictions of such office. The President shall have any other duties as may from time to time be assigned to the President by the Board and subject to the control of the Board in each case.

5.6 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

5.7 Vice Presidents. At the request of the President or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board from time to time may prescribe. If there be no Vice President, the Board shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

5.8 Secretary. The Secretary shall attend all meetings of the Board and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

5.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

5.10 Assistant Secretaries. Except as may be otherwise provided in these By-laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

5.11 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

5.12 Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board, the President or any Vice President of the Corporation may prescribe.

5.13 Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE VI

CORPORATE OPPORTUNITY

To the fullest extent permitted from time to time under the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and any Principal Stockholder with respect to such Principal Stockholder, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to any of the Principal Stockholders, managed investment funds or portfolio companies (other than the Corporation and its subsidiaries) or any of their respective officers, directors, agents, stockholders, members, partners, employees, or any director designated for nomination by such Principal Stockholder (collectively, the “Exempted Persons”), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. To the fullest extent permitted by law or regulation, including the rules of any exchange on which the Corporation’s securities may be listed, any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VI. Neither the alteration, amendment or repeal of this Article VI nor the adoption of any provision of the Certificate of Incorporation or these By-laws inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such alteration, amendment, repeal or adoption. For the avoidance of doubt, each Principal Stockholder and its Exempted Persons shall have the right to, and shall have no duty (whether contractual or otherwise) not to, directly or indirectly: (A) engage in the same, similar or competing business activities or lines of business as the Corporation or its affiliates, (B) do business with any client or customer of the Corporation or its affiliates, or (C) make investments in competing businesses of the Corporation or its affiliates, and such acts shall not be deemed wrongful or improper.

ARTICLE VII

GENERAL PROVISIONS

7.1 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates (if any) such certificates shall be in the form approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. The Corporation shall refuse to register any transfer of shares of common stock of the Corporation not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

7.2 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

7.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

7.5 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

7.6 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

7.7 Amendments. These By-laws may be amended or repealed and new By-laws may be adopted by the affirmative vote of a majority in voting power of shares of stock entitled to vote thereon. Notwithstanding the foregoing, so long as either Principal Stockholder holds at least ten percent (10%) of the Corporation’s outstanding capital stock, the consent of such Principal Stockholder shall be required for any amendment, repeal or addition hereto that would have the effect of limiting such Principal Stockholder’s rights pursuant to Section 2.9, Section 3.3(b), Section 3.16, Article IV, Article VI or this Section 7.7.

7.8 Conflict with Applicable Law or Certificate of Incorporation. These By-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these By-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.